Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

As previously announced, on January 19, 2024, Coherus BioSciences, Inc., a Delaware corporation (“Coherus”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and between Coherus and Sandoz Inc., a Delaware corporation (“Purchaser”). On March 1, 2024, Coherus completed the previously announced divestiture of its CIMERLI® (ranibizumab-eqrn) ophthalmology franchise (“CIMERLI”) through the sale of its subsidiary, Coherus Ophthalmology LLC, to Purchaser (the “Disposition”) for upfront, all-cash consideration of $170.0 million plus an additional $17.8 million for CIMERLI product inventory and prepaid manufacturing assets. Such consideration is subject to certain adjustments that will be finalized following the closing pursuant to the Purchase Agreement.

The purpose of the following unaudited pro forma condensed combined financial information is to reflect the closing of the Disposition and related transactions, including the partial prepayment of Coherus’ term loans due in January 2027 (the “2027 Term Loans”) anticipated to occur on or before April 1, 2024 in accordance with the terms the Consent, Partial Release and Third Amendment with the lenders of the 2027 Term Loans. Because Coherus completed the acquisition of Surface Oncology, Inc. (“Surface”) on September 8, 2023 (the “Acquisition Date”), that acquisition is also included within the pro forma financial information and has been updated for the appropriate periods in accordance with Article 11 of Regulation S-X.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information included herein presents the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations of Coherus after giving pro forma effect to (i) the Disposition, and related transactions and (ii) the acquisition of Surface (the “Merger” and together with the Disposition, the “Combined Transactions”). Surface’s historical operations for the period prior to the Acquisition Date (“Pre-Acquisition Surface”) are presented separately in the pro forma condensed combined financial information and the historical operations for the period including and after the Acquisition Date for the surviving subsidiary of the Merger, Surface Oncology, LLC, have been presented within the consolidated results of Coherus.

The unaudited pro forma condensed combined financial information presented below has been derived from:

●	the historical audited consolidated financial statements of Coherus contained in its Annual Report on Form 10-K for the year ended December 31, 2022;

●	the historical unaudited condensed consolidated financial information of Coherus as of and for the nine months ended September 30, 2023 contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2023;

●	the historical audited consolidated financial statements of Surface for the year ended December 31, 2022 filed as Exhibit 99.1 to Coherus’ Current Report on Form 8-K/A filed on November 6, 2023;

●	the historical unaudited condensed consolidated financial statements of Surface as of June 30, 2023 and for the six months ended June 30, 2023 filed as Exhibit 99.1 to Coherus’ Current Report on Form 8-K/A filed on November 13, 2023; and

●	the historical unaudited condensed consolidated financial information and the related accounting records of Surface’s operations for the period from July 1, 2023 to the Acquisition Date.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786

“Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which is referred herein as “Article 11.” Article 11 provides the following pro forma adjustments to the historical financial information:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

●	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments are based on available information and assumptions that Coherus’ management believes are reasonable. However, such adjustments are preliminary estimates and actual experience may differ materially from expectations. There were no autonomous entity adjustments. Article 11 permits presentation of reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”); however, Coherus has elected not to present Management’s Adjustments. No tax effects related to Transaction Accounting Adjustments were included as the related impacts were immaterial.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 were prepared as though the Combined Transactions occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 was prepared as though the Disposition and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined financial information is for illustrative purposes only, does not reflect what Coherus’ financial position and results of operations would have been had the Combined Transactions occurred on the dates indicated, is not necessarily indicative of Coherus’ future financial position and future results of operations and does not reflect all actions that may be taken by Coherus after the closing of the Combined Transactions. Additionally, the unaudited pro forma condensed combined financial information does not give effect to anticipated synergies, dis-synergies, operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. There were no existing contractual relationships between Coherus and Surface or between Coherus and Purchaser during the periods presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Coherus BioSciences, Inc.

Unaudited Pro Forma Condensed COMBINED Balance Sheet

September 30, 2023

(in thousands, except share and per share data)

	Historical Coherus	CIMERLI Disposition (3a)	Pro Forma Adjustments	Notes	Combined Balance Sheet
Assets
Cash and cash equivalents	$80,259	$-	$179,823	3b	$77,692
		-	(181,846)	3c
		-	(544)	3g
Investments in marketable securities	50,818	-	-		50,818
Trade receivables, net	216,511	-	-		216,511
Inventory	66,783	(11,875)	-		54,908
Prepaid manufacturing	13,772	(6,074)	-		7,698
Other prepaids and current assets	16,222	(1,696)	-		14,526
Total current assets	444,365	(19,645)	(2,567)		422,153
Property and equipment, net	6,069	-	-		6,069
Inventory, non-current	79,002	(111)	-		78,891
Goodwill and intangible assets, net	46,524	(2,876)	-		43,648
Other assets, non-current	7,823	(82)	-		7,741
Total assets	$583,783	$(22,714)	$(2,567)		$558,502

Liabilities and stockholders' equity (deficit)
Accounts payable	$37,092	$-	$-		$37,092
Accrued rebates, fees and reserves	117,369	-	-		117,369
Accrued compensation	18,084	-	-		18,084
Accrued and other current liabilities	67,114	-	550	3d	67,664
Total current liabilities	239,659	-	550		240,209
Term loans	246,217	-	(181,846)	3c	64,371
Convertible notes	226,557	-	-		226,557
Lease liabilities, non-current	1,436	-	-		1,436
Other liabilities, non-current	3,513	-	4,861	3f	8,374
Total liabilities	717,382	-	(176,435)		540,947
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock ($0.0001 par value; shares authorized: 300,000,000; shares issued and outstanding: 109,113,046)	11	-	-		11
Additional paid-in capital	1,366,502	-	188	3e	1,366,690
Accumulated other comprehensive loss	(265)	-	-		(265)
Accumulated deficit	(1,499,847)	(22,714)	179,823	3b	(1,348,881)
			(550)	3d
		-	(544)	3g
		-	(188)	3e
		-	(4,861)	3f
Total stockholders' equity (deficit)	(133,599)	(22,714)	173,868		17,555
Total liabilities and stockholders' equity (deficit)	$583,783	$(22,714)	$(2,567)		$558,502

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the Nine Months Ended September 30, 2023

(in thousands, except share and per share data)

	Historical				CIMERLI Disposition
	Coherus	Pre-Acquisition Surface	Surface Transaction Accounting Adjustments	Notes	CIMERLI Disposition (4l)	CIMERLI Transaction Accounting Adjustments	Notes	Combined Statements of Operations
Net revenue	$165,720	$-	$-		$(72,939)	$-		$92,781
Costs and expenses:
Cost of goods sold	74,425	-	622	4j	(43,082)	-		31,965
Research and development	83,068	37,505	(3,726)	4c	(1,449)	-		110,631
			(1,663)	4d	-	-
			(2,927)	4e	-	-
			(177)	4i	-	-
Selling, general, and administrative	142,521	19,647	(2,059)	4c	(22,769)	-		136,445
			1,060	4d	-	-
			(1,908)	4e	-	-
			(47)	4i	-	-
Restructuring charges	-	12,009	(12,009)	4g	-	-		-
Total costs and expenses	300,014	69,161	(22,834)		(67,300)	-		279,041
Income (loss) from operations	(134,294)	(69,161)	22,834		(5,639)	-		(186,260)
Interest income (expense)	(29,923)	(4,040)	1,584	4a	-	14,642	4n	(15,281)
			2,456	4b	-	-
Other income (expense), net	5,598	1,816	(1,792)	4f	(68)	-		5,554
Income (loss) before income taxes	(158,619)	(71,385)	25,082		(5,707)	14,642		(195,987)
Income tax provision (benefit)	(380)		380	4k	-	-		-
Net income (loss)	$(158,239)	$(71,385)	$24,702		$(5,707)	$14,642		$(195,987)
Basic and diluted net loss per share	$(1.79)							$(1.97)
Weighted-average number of shares used in computing basic and diluted net loss per share	88,277,936							99,437,419

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the Year Ended December 31, 2022

(in thousands, except shares and per share data)

	Historical				CIMERLI Disposition
	Coherus	Pre-Acquisition Surface	Surface Transaction Accounting Adjustments	Notes	CIMERLI Disposition (4l)	CIMERLI Transaction Accounting Adjustments	Notes	Combined Statements of Operations
Net revenue	$211,042	$-	$-		$(6,946)	$-		$204,096
License-related revenue	-	30,000	-		-	-		30,000
Total revenue	211,042	30,000	-		(6,946)	-		234,096
Costs and expenses:
Cost of goods sold	70,083	-	902	4j	(4,029)	-		66,956
Research and development	199,358	67,003	(2,769)	4d	(2,201)	-		266,428
			(1,004)	4e	-	-
			5,864	4g	-	-
			177	4i	-	-
Selling, general, and administrative	198,481	24,866	(1,070)	4d	(17,373)	188	4o	216,326
			(363)	4e	-	4,861	4p
			6,145	4g	-	-
			544	4h	-	-
			47	4i	-	-
Total costs and expenses	467,922	91,869	8,473		(23,603)	5,049		549,710
Income (loss) from operations	(256,880)	(61,869)	(8,473)		16,657	(5,049)		(315,614)
Interest income (expense)	(32,474)	(3,146)	3,146	4a	-	15,326	4n	(17,148)
Loss on debt extinguishment	(6,222)	-	(2,456)	4b	-	-		(8,678)
Loss from lease termination	-	-	(5,785)	4c	-	-		(5,785)
Gain on Disposition	-	-	-		-	156,559	4m	156,559
Other income (expense), net	3,822	1,429	(1,458)	4f	-	-		3,793
Income (loss) before income taxes	(291,754)	(63,586)	(15,026)		16,657	166,836		(186,873)
Income tax provision (benefit)	-	-	(380)	4k	-	-		(380)
Net income (loss)	$(291,754)	$(63,586)	$(14,646)		$16,657	$166,836		$(186,493)
Basic and diluted net loss per share	$(3.76)							$(2.08)
Weighted-average number of shares used in computing basic and diluted net loss per share	77,630,020							89,769,991

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Notes to the Pro Forma Condensed COMBINED Financial Information

(unaudited)

1.	Description of the Combined Transactions

Divestiture of CIMERLI

On March 1, 2024 (the “Divestiture Date”), Coherus completed the sale of all issued and outstanding interests of Coherus Ophthalmology LLC from Coherus to Purchaser. Pursuant to the Purchase Agreement, Purchaser paid to Coherus $170.0 million in cash plus an additional $17.8 million for CIMERLI product inventory and prepaid manufacturing assets. Such consideration is subject to certain adjustments that will be finalized following the closing pursuant to the Purchase Agreement. This divestiture also includes Coherus’ CIMERLI biologics license application, ophthalmology sales and select field reimbursement teams, and access to proprietary commercial software.

In connection with the Disposition, the following related transactions occurred on and will continue subsequent to the Divestiture Date:

●	Transition Services Agreement (the “TSA”): On the Divestiture Date, Coherus and Purchaser entered into the TSA pursuant to which, Coherus will provide to Purchaser certain specified transition services on the terms and subject to the conditions set forth in the TSA. The transition services provided under the TSA will run for the periods of time set forth in the schedules to the TSA, but no later than December 31, 2024. Coherus considers the impact of the TSA to be immaterial and excluded such impact from the unaudited pro forma condensed combined financial information.
●	Partial Prepayment of 2027 Term Loans: On February 5, 2024, Coherus entered into a Consent, Partial Release and Third Amendment with the lenders of the 2027 Term Loans which requires that if the consummation of the Disposition occurs Coherus will make a partial prepayment of the principal of the loans outstanding by the latter of (i) two business days after consummation of the Disposition or (ii) April 1, 2024. Coherus intends to partially repay $175.0 million of the existing principal balance of $250.0 million, plus the prepayment premium and makewhole amount totaling $6.8 million using proceeds from the Disposition. Under the preliminary assessment, the early partial prepayment of the 2027 Term Loans has been accounted for as a debt modification in accordance with ASC 470, Debt, within these unaudited pro forma condensed combined financial statements.

Acquisition of Surface

On the Acquisition Date, in accordance with the plan of merger (the “Merger Agreement”) by and among Coherus, Crimson Merger Sub I, Inc., a wholly owned subsidiary of Coherus (“Merger Sub I”), Crimson Merger Sub II, LLC, a wholly owned subsidiary of Coherus (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Surface, where Merger Sub I merged with and into Surface, with Surface surviving such merger as a wholly owned subsidiary of Coherus, and, as part of the same overall transaction, promptly after such merger, Surface merged with and into Merger Sub II, with Merger Sub II surviving this merger and changing its name to Surface Oncology, LLC. The total consideration paid by Coherus in the Merger was $64.6 million, which consisted of 11,971,460 shares of Coherus’ common stock at a per share price of $4.89, the fair value of a contingent value right (“CVR”) liability of $5.3 million for CVRs provided to Surface shareholders, and equity of the combined company owned by Surface former employees of $0.8 million.

In connection with the Merger, the following related transactions occurred prior to the Acquisition Date, for which disclosures of pro forma financial information would be material and are included as transaction accounting adjustments described in Note 4 hereto:

●	Repayment of Surface’s convertible note: On June 15, 2023, in connection with entering into the Merger Agreement, Surface executed a payoff arrangement to repay all amounts due under its loan and security agreement dated November 22, 2019 with K2 Health Ventures, LLC and Ankura Trust Company (as amended, the “Surface Loan Agreement) with a principal amount of $25.0 million. Pursuant to the payoff arrangement, which settled in full on June 16, 2023, Surface incurred a loss on debt extinguishment of $2.5 million.
●	Early termination of the operating lease for Surface’s corporate headquarters: On June 15, 2023, in connection with entering into the Merger Agreement, Surface executed a lease termination agreement related to the operating lease for its corporate headquarters in Cambridge, Massachusetts. Pursuant to the lease termination agreement, the operating lease terminated on September 15, 2023, with an aggregate termination fee of $10.0 million paid to the landlord.

The transaction accounting adjustments to reflect the Combined Transactions include but are not limited to:

●	the separation of the operations and transferred assets related to CIMERLI from Coherus and the transfer of those assets to Purchaser reflected in the “CIMERLI Disposition” column;
●	the impact of, and transactions contemplated by, the Purchase Agreement related to the Disposition;
●	the partial prepayment of Coherus’ 2027 Term Loans;
●	the repayment of all outstanding amounts of Surface’s loan agreement;
●	the early termination of the operating lease for Surface’s corporate headquarters; and
●	the impact of, and transactions contemplated by, the Merger Agreement related to the Merger.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management under U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with Article 11 and is presented in U.S. dollars. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Coherus after the consummation of the Combined Transactions. No tax effects related to Transaction Accounting Adjustments were included as the related impacts were immaterial.

The pro forma adjustments related to the Disposition are preliminary and based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments related to the Merger which are described in the accompanying notes to the unaudited pro forma condensed combined financial information are based on the fair value of Surface’s tangible and identifiable intangible assets acquired and liabilities assumed on the Acquisition Date. Coherus believes that, even after reassessing its identification of all assets acquired and liabilities assumed, it was able to acquire Surface for a price that was completely allocable to identifiable assets acquired and liabilities assumed with no residual attributable to goodwill.

Coherus was the legal acquiror of Surface. For accounting purposes, Surface was treated as the “acquired” company. This determination is primarily because subsequent to the Merger, Coherus’ stockholders have a majority of the voting power of the combined company, Coherus controls a majority of the governing body of the combined company and Coherus’ senior management comprises the senior management of the combined company. In accordance with U.S. GAAP, the assets and liabilities of Surface have been recorded at their fair values as of the Acquisition date.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 reflects adjustments that depict the accounting for the Disposition and the related transactions as if they had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 and for the nine months ended September 30, 2023 each reflect adjustments that give effect to Coherus’ results of operations as if the Combined Transactions had occurred on January 1, 2022, the first day of the earliest period presented.

Surface’s historical operations for the period prior to the Acquisition Date (“Pre-Acquisition Surface”) are presented separately in the pro forma condensed combined financial information and the historical operations for the period including and after that Acquisition Date for the surviving entity, Surface Oncology, LLC have been presented within the consolidated results of Coherus.

The pro forma financial information does not give effect to any anticipated synergies, dis-synergies operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. There were no existing contractual relationships between Coherus and Surface or Coherus and Purchaser during the periods presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Coherus and Surface have incurred certain non-recurring charges in connection with the Merger. These charges consist of severance compensations offered to Surface’s executives and non-executive employees, a termination fee resulting from the early termination of Surface’s operating lease, and the repayment and final balloon payment of Surface’s convertible note. Coherus incurred certain additional non-recurring charges in connection with the Disposition. These charges primarily consist of accelerated share-based compensation and cash compensation arrangements offered to Company Employees (as defined in the Purchase Agreement). Transaction costs related to financial advisors, legal services and professional accounting services have also been incurred in conjunction with the Combined Transactions. These costs are not expected to be incurred in any period beyond twelve months from the closing dates of the Combined Transactions. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 reflects the effects of these non-recurring charges, which are not accrued for in the historical combined balance sheet of Coherus as of September 30, 2023.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 reflects the following adjustments:

Transaction Accounting Adjustments related to the Disposition

(a)	The information in the “CIMERLI Disposition” column in the unaudited pro forma condensed combined balance sheet is derived from Coherus’ condensed consolidated financial information and the related accounting records as of September 30, 2023. It reflects assets transferred to the Purchaser pursuant to the Purchase Agreement and certain assets derecognized.
(b)	Represents the net cash of $179.8 million received in connection with the Disposition, which consists of the gross proceeds of $170.0 million in cash plus $17.9 million for CIMERLI product inventory and prepaid manufacturing and working capital adjustments of $(0.1) million pursuant to the Purchase Agreement, net of the estimated transaction costs of $8.0 million upon the closing of the Disposition. As of September 30, 2023, no transaction costs were accrued in Coherus’ historical financial statements. The transaction costs include incremental professional fees (e.g., legal, banking, advisory and accounting), that are directly attributable to the Disposition.
(c)	Represents the partial prepayment of $175.0 million of the existing principal balance of $250.0 million of the 2027 Term Loans, plus the prepayment premium and makewhole amount totaling $6.8 million using proceeds from the Disposition. Since the partial prepayment was treated as a modification under our preliminary accounting assessment, the prepayment premium and makewhole amount totaling $6.8 million have been recorded as a reduction to the balance of the 2027 Term Loans.
(d)	To reflect the estimated tax impact of $0.6 million related to the gain on the Disposition, which has been accrued for in “Accrued and other current liabilities” in the unaudited pro forma condensed combined balance sheet as of September 30, 2023. Upon the Divestiture Date, the ultimate disposition of such assets and the resulting tax impact and associated taxes recognized on the Disposition could result in material changes from the unaudited pro forma condensed combined financial information.

(e)	To reflect share-based compensation expense of $0.2 million related to accelerated vesting and an extension of the exercise window granted to Company Employees (as defined in the Purchase Agreement) in connection with the Disposition.
(f)	To reflect cash obligations of $4.9 million for compensation arrangements offered to Company Employees (as defined in the Purchase Agreement) which are expected to be paid in early 2025.

Transaction Accounting Adjustment related to the Merger

(g)	To reflect the cash settlement of $0.5 million related to Coherus’ transaction costs incurred in connection with the Merger after September 30, 2023 consisting of legal, accounting and auditing fees. These costs are recorded as a reduction in cash of $0.5 million, and an increase in accumulated deficit of $0.5 million (see Note 4(h)).
4.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 reflect the following adjustments:

Transaction Accounting Adjustments related to the Merger

(a)	To reflect the derecognition of historical interest expense of $1.6 million and $3.1 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, related to the cash settlement of Surface’s convertible note as if the Merger had occurred on January 1, 2022.
(b)	To reflect the loss on debt extinguishment of $2.5 million for the year ended December 31, 2022 related to Surface’s convertible note as if the Merger had occurred on January 1, 2022, and a corresponding adjustment to Surface’s historical statement of operations to derecognize the effects of this non-recurring loss on debt extinguishment of $2.5 million for the nine months ended September 30, 2023.
(c)	To record the loss on early termination of the operating lease for Surface’s corporate headquarters of $5.8 million for the year ended December 31, 2022 as if the Merger had occurred on January 1, 2022, and a corresponding adjustment to Surface’s historical statement of operations for the effects of this non-recurring loss on early termination of the operating lease to derecognize its original allocation to research and development expense of $3.7 million and selling, general and administrative expense of $2.1 million for the nine months ended September 30, 2023.
(d)	To reflect the derecognition of historical lease and depreciation expense, net of sublease income, of $0.6 million and $3.8 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, related to the early termination of the operating lease for Surface’s corporate headquarters. Of the aggregate historical lease and depreciation expense of $0.6 million for the nine months ended September 30, 2023, $1.7 million of research and development expense and $1.1 million of net benefit in selling, general and administrative expense have been derecognized. Of the aggregate historical lease and depreciation expense of $3.8 million for the year ended December 31, 2022, $2.7 million and $1.1 million have been derecognized from research and development expense, and selling, general and administrative expense, respectively.
(e)	To reflect the derecognition of historical depreciation expense related to the write-off of property and equipment, net of $4.8 million and $1.4 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, in connection with the early termination of the operating lease for Surface’s corporate headquarters as if the Merger had occurred on January 1, 2022. Of the aggregate historical depreciation expense of $4.8 million for the nine months ended September 30, 2023, $2.9 million and $1.9 million have been derecognized from research and development expense and selling, general and administrative expense, respectively. Of the aggregate historical lease expense of $1.4 million for the year ended December 31, 2022, $1.0 million and $0.4 million have been derecognized from research and development expense and selling, general and administrative expense, respectively.
(f)	To reflect the derecognition of historical interest and investment income of $1.8 million and $1.5 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, related to

Surface’s marketable securities as such securities were partially liquidated to meet the minimum company net cash amount pursuant to the Merger Agreement.
(g)	To reflect the recognition of Surface’s severance expense of $12.0 million offered to executives and non-executive employees as if the Merger had occurred on January 1, 2022. Of the aggregate Surface’s severance expense of $12.0 million for the year ended December 31, 2022, $5.9 million and $6.1 million have been recorded to research and development expense, and selling, general and administrative expense, respectively. A corresponding adjustment to Surface’s historical statement of operations for the nine months ended September 30, 2023 related to the derecognition of the severance expense of $12.0 million in restructuring charges has been recorded. This is a non-recurring item.
(h)	To reflect Coherus’ remaining transaction costs of $0.5 million incurred after September 30, 2023 related to the Merger consisting of legal, accounting and auditing fees as if they occurred in the year ended December 31, 2022. This is a non-recurring item.
(i)	To reflect the post-combination expense of $0.2 million related to the accelerated vesting of in-the-money options held by Surface’s non-executive employees in the year ended December 31, 2022, of which, $0.2 million and $0.0 million has been recorded as research and development expense, and selling, general and administrative expense, respectively. A corresponding adjustment to Surface’s historical statement of operations for the nine months ended September 30, 2023 related to the derecognition of such post-combination expense of $0.2 million has been recorded, of which, $0.2 million and $0.0 million has been derecognized as research and development expense, and selling, general and administrative expense, respectively. This is a non-recurring item.
(j)	To record amortization expense of $0.6 million and $0.9 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively, related to the finite-lived intangible assets as if the Merger had occurred on January 1, 2022.
(k)	To record the tax benefit of $0.4 million related to the deferred tax liability recorded in connection with the Merger for the year ended December 31, 2022 as if the Merger had occurred on January 1, 2022. A corresponding adjustment to the historical statement of operations for the nine months ended September 30, 2023 has been recorded to derecognize the income tax benefit of $0.4 million. This is a non-recurring item.

Transaction Accounting Adjustments related to the Disposition

(l)	The information in the “CIMERLI Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of CIMERLI. Certain general corporate overhead expenses that were allocable to CIMERLI’s operations but not specifically identifiable as costs of CIMERLI did not meet the criteria to be presented in the disposal group and are therefore presented within Coherus’ continuing operations. The pro forma adjustments for the CIMERLI Disposition do not purport to reflect what CIMERLI’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(m)	To reflect the pro forma gain on the Disposition of $156.6 million, net of $0.6 million of estimated tax on the gain, as outlined in the table below. The pro forma gain on the Disposition is based on CIMERLI’s balance sheet information at the Divestiture Date and recorded as if the Disposition and the related transactions had occurred on January 1, 2022. The actual gain on the Disposition will be based on CIMERLI’s actual balance sheet information as of the Divestiture Date and may differ significantly.

(amounts in thousands)
Cash received from Purchaser upon closing of the Disposition	$170,000
Add: CIMERLI product inventory and prepaid manufacturing	17,882
Add: Estimated working capital adjustments	(59)
Subtract: Estimated transaction costs	(8,000)
Net proceeds	179,823
Subtract: Carrying amount of assets sold and derecognized	(22,714)
Subtract: Tax on gain	(550)
Pro forma gain on the Disposition	$156,559
(n)	To reflect the derecognition of historical interest expense of $14.6 million and $15.3 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, related to the early partial prepayment of $175.0 million of Coherus’ 2027 Term Loans as if the Disposition and the related transactions had occurred on January 1, 2022.
(o)	To reflect additional share-based compensation expense in selling, general and administrative expense of $0.2 million related to accelerated vesting and an extension of the exercise window granted to Company Employees (as defined in the Purchase Agreement) for the year ended December 31, 2022 as if the Disposition and the related transactions had occurred on January 1, 2022. This is a non-recurring item.
(p)	To reflect the charge associated with cash obligations of $4.9 million in selling, general and administrative expense for compensation arrangements offered to Company Employees (as defined in the Purchase Agreement) in the year ended December 31, 2022 as if the Disposition and the related transactions had occurred on January 1, 2022. This is a non-recurring item.
5.	Pro Forma Net Loss Per Share

The below table presents the calculation of pro forma combined basic and diluted net loss per share of Coherus common stock as if the Combined Transactions had occurred on January 1, 2022 for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(amounts in thousands, except share and per share amounts)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Pro forma net loss attributable to stockholders	$(195,987)	$(186,493)
Weighted average common shares outstanding, excluding the Combined Transactions	87,297,448	77,630,020
Coherus common stock to Surface shareholders as consideration	11,971,460	11,971,460
Coherus common stock issued to Surface former employees as part of Merger consideration	161,100	161,100
Shares that vested, net of shares withheld for taxes, in connection with the Disposition for Company Employees (as defined in the Purchase Agreement)	7,411	7,411
Pro forma weighted average number of shares - basic and diluted **	99,437,419	89,769,991
Basic and diluted net loss per share	$(1.97)	$(2.08)

** The following pro forma outstanding dilutive potential shares were excluded from the calculation of pro forma diluted net loss per share due to their anti-dilutive effect:

	Dilutive Potential Shares
	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Stock options, including shares subject to ESPP	24,003,706	22,214,875
Restricted stock units	2,354,166	2,399,465
Shares issuable upon conversion of 2022 Convertible Notes	-	1,078,632
Shares issuable upon conversion of 2026 Convertible Notes	11,942,152	11,942,152
Total	38,300,024	37,635,124

The amounts in the table above exclude any shares contingently issuable pursuant to the CVR agreement because the conditions that could result in a payment becoming due were not met.